Exhibit 3.1

Delaware

The First State

Page 1

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DOMESTICATION OF “TENZING ACQUISITION CORP.”, FILED IN THIS OFFICE THE ELEVENTH DAY OF DECEMBER, A.D. 2020, AT 12:55 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State

4421443 8100D	Authentication: 204299498
SR# 20208626711	Date: 12-11-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF CORPORATE DOMESTICATION

OF

TENZING ACQUISITION CORP.

The undersigned, presently a corporation organized and existing under the laws of the British Virgin Islands, for the purposes of domesticating a corporation under Section 388 of the General Corporation Law of the State of Delaware, does certify that:

1.	Tenzing Acquisition Corp, (the “Corporation”) was first formed, incorporated, or otherwise came into being on March 20, 2018, in the jurisdiction of the British Virgin Islands.

2.	The name of the Corporation immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware was:

TENZING ACQUISITION CORP.

3.	The name of the Corporation as set forth in its certificate of incorporation to be filed in accordance with Section 388(b) of the General Corporation Law of the State of Delaware is:

REVIVA PHARMACEUTICALS HOLDINGS, INC.

4.	The jurisdiction that constituted the seat, siege social, or principal place of business or central administration of the Corporation, or other equivalent thereto under applicable law immediately prior to the filing of this certificate of corporate domestication pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware is the British Virgin Islands.

5.	The domestication has been approved in the manner provided for by the document, instrument, agreement or other writing, as the case may be, governing the internal affairs of the Corporation and the conduct of its business or by applicable non-Delaware law, as appropriate.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officer on this 11th day of December, 2020.

TENZING ACQUISITION CORP.

By:	/s/ Rahul Nayar
Name: Rahul Nayar
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:55 PM 12/11/2020
FILED 12:55 PM 12/11/2020
SR 20208626711 - File Number 4421443